Exhibit 99.1

Contact:	Christine Solie
313-845-1746 csolie@ford.com
FOR IMMEDIATE RELEASE
FORD MOTOR CREDIT EARNS $577 MILLION
IN THE THIRD QUARTER
DEARBORN, Mich., October 20, 2005 — Ford Motor Credit Company reported net income of $577 million in the third quarter of 2005, down $157 million from a year earlier. On a pre-tax basis from continuing operations, Ford Motor Credit earned $901 million in the third quarter, compared with $1.1 billion in the previous year. The decrease in earnings primarily reflected higher borrowing costs and the impact of lower receivable levels, offset partially by improved credit loss performance.
“We continue to make good progress on a number of key business drivers, especially credit loss performance,” said Mike Bannister, chairman and CEO. “Despite the challenging business environment, Ford Motor Credit generated solid results.”
On September 30, 2005, Ford Motor Credit’s on-balance sheet net receivables totaled $114 billion, compared with $133 billion on December 31, 2004. Managed receivables were $149 billion on September 30, down from $168 billion on December 31. The lower receivables primarily reflected lower retail placement volumes and wholesale inventory levels.
Ford Motor Credit paid dividends of $1.1 billion during the quarter. On September 30, managed leverage was 12.5 to 1.
Ford Motor Credit Company is one of the world’s largest automotive finance companies and has supported the sale of Ford products since 1959. With about 16,000 employees, Ford Motor Credit operates in 37 countries and manages approximately $150 billion in receivables. Ford Motor Credit is an indirect, wholly owned subsidiary of Ford Motor Company. It provides automotive financing for Ford, Lincoln, Mercury, Aston Martin, Jaguar, Land Rover, Mazda and Volvo dealers and customers. More information can be found at http://www.fordcredit.com and at Ford Motor Credit’s investor center, http://www.fordcredit.com/investorcenter/.
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FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF INCOME
For the Periods Ended September 30, 2005 and 2004
(in millions)

	Third Quarter		Nine Months
	2005	2004	2005	2004
	(Unaudited)		(Unaudited)
Financing revenue
Operating leases	$1,316	$1,419	$4,013	$4,470
Retail	1,026	1,153	3,108	3,305
Interest supplements and other support costs earned from affiliated companies	796	802	2,434	2,539
Wholesale	268	200	795	582
Other	53	54	164	163

Total financing revenue	3,459	3,628	10,514	11,059
Depreciation on vehicles subject to operating leases	(1,125)	(1,133)	(3,297)	(3,682)
Interest expense	(1,444)	(1,338)	(4,256)	(3,962)

Net financing margin	890	1,157	2,961	3,415
Other revenue
Investment and other income related to sales of receivables	334	476	1,222	1,510
Insurance premiums earned, net	48	46	152	167
Other income	315	277	628	796

Total financing margin and other revenue	1,587	1,956	4,963	5,888
Expenses
Operating expenses	557	534	1,607	1,567
Provision for credit losses	81	252	87	602
Insurance expenses	48	36	145	147

Total expenses	686	822	1,839	2,316

Income from continuing operations before income taxes	901	1,134	3,124	3,572
Provision for income taxes	324	423	1,137	1,314

Income from continuing operations before minority interests	577	711	1,987	2,258
Minority interests in net income of subsidiaries	—	—	1	1

Income from continuing operations	577	711	1,986	2,257
Income from discontinued operations	—	23	37	62
Gain on disposal of discontinued operations	—	—	4	—

Net income	$577	$734	$2,027	$2,319

FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
(in millions)

	September 30,	December 31,
	2005	2004
	(Unaudited)
ASSETS
Cash and cash equivalents	$18,952	$12,668
Investments in securities	712	653
Finance receivables, net	92,188	110,851
Net investment in operating leases	22,260	21,866
Retained interest in securitized assets	4,415	9,166
Notes and accounts receivable from affiliated companies	1,415	1,780
Derivative financial instruments	3,076	6,930
Assets of discontinued operations	—	2,186
Other assets	6,148	6,521

Total assets	$149,166	$172,621

LIABILITIES AND STOCKHOLDER’S EQUITY
Liabilities
Accounts payable
Customer deposits, dealer reserves and other	$1,533	$1,645
Affiliated companies	1,032	819

Total accounts payable	2,565	2,464
Debt	121,642	144,274
Deferred income taxes, net	8,572	7,593
Derivative financial instruments	964	911
Liabilities of discontinued operations	—	93
Other liabilities and deferred income	4,846	5,802

Total liabilities	138,589	161,137

Minority interests in net assets of subsidiaries	14	13

Stockholder’s equity
Capital stock, par value $100 a share, 250,000 shares authorized, issued and outstanding	25	25
Paid-in surplus (contributions by stockholder)	5,117	5,117
Accumulated other comprehensive income	478	855
Retained earnings	4,943	5,474

Total stockholder’s equity	10,563	11,471

Total liabilities and stockholder’s equity	$149,166	$172,621

FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES
OPERATING HIGHLIGHTS*

	Third Quarter		Nine Months
Financing Shares	2005	2004	2005	2004

United States
Financing share — Ford, Lincoln and Mercury
Retail installment and lease	28%	55%	37%	44%
Wholesale	81	84	81	84
Europe
Financing share — Ford
Retail installment and lease	28%	29%	28%	28%
Wholesale	94	97	96	97

Contract Volume — New and used retail/lease (in thousands)
North America segment
United States	335	549	1,169	1,387
Canada	52	46	134	134

Total North America segment	387	595	1,303	1,521

International segment
Europe	179	186	571	596
Other international	74	67	212	203

Total International segment	253	253	783	799

Total contract volume	640	848	2,086	2,320

Borrowing Cost Rate**	4.7%	4.0%	4.4%	3.8%

Charge-offs (in millions)
On-Balance Sheet
Retail installment & lease	$181	$325	$488	$923
Wholesale	(6)	10	10	19
Other	0	0	(5)	(1)

Total on-balance sheet charge-offs	$175	$335	$493	$941

Total loss-to-receivables ratio	0.58%	1.04%	0.53%	0.97%

Managed***
Retail installment & lease	$217	$384	$604	$1,173
Wholesale	(6)	11	10	20
Other	0	0	(5)	(1)

Total managed charge-offs	$211	$395	$609	$1,192

Total loss-to-receivables ratio	0.55%	0.94%	0.50%	0.92%

*	Continuing operations
**	On-balance sheet debt, includes the effect of interest rate swap agreements
***	See appendix for additional information

FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES
APPENDIX
In evaluating Ford Motor Credit’s financial performance, Ford Motor Credit management uses financial statements and other financial measures in accordance with Generally Accepted Accounting Principles (GAAP). Included below are brief definitions of key terms, information about the impact of on-balance sheet securitization and a reconciliation of other measures.
KEY TERMS:
•	Managed receivables: receivables reported on Ford Motor Credit’s balance sheet and receivables Ford Motor Credit sold in off-balance sheet securitizations and continues to service

•	Charge-offs on managed receivables: charge-offs associated with receivables reported on Ford Motor Credit’s balance sheet and charge-offs associated with receivables that Ford Motor Credit sold in off-balance sheet securitizations and continues to service

IMPACT OF ON-BALANCE SHEET SECURITIZATION: finance receivables (retail and wholesale) and investments in operating leases reported on Ford Motor Credit’s balance sheet include assets transferred in securitizations that do not qualify for accounting sale treatment. These assets have been legally transferred to Ford Motor Credit sponsored special purpose entities and are available only to pay the obligations of the special purpose entities and are not available to pay the other obligations of Ford Motor Credit or the claims of Ford Motor Credit’s other creditors. Debt reported on Ford Motor Credit’s balance sheet includes debt issued by these special purpose entities to securitization investors which is payable out of collections on the assets supporting the securitizations and is not the legal obligation of Ford Motor Credit or its other subsidiaries.
RECONCILIATION OF MEASURES:

Managed Leverage Calculation	September 30,	December 31,
	2005	2004
	(in billions)
Total debt	$121.6	$144.3
Securitized off-balance sheet receivables outstanding	35.0	37.7 *
Retained interest in securitized off-balance sheet receivables	(4.4)	(9.5)**
Adjustments for cash and cash equivalents	(19.0)	(12.7)
Adjustments for SFAS No. 133	(2.0)	(3.2)

Total adjusted debt	$131.2	$156.6

Total stockholder’s equity (including minority interest)	$10.6	$11.5
Adjustments for SFAS No. 133	(0.1)	(0.1)

Total adjusted equity	$10.5	$11.4

Managed leverage (to 1) = adjusted debt / adjusted equity	12.5	13.7
Memo: Financial statement leverage (to 1) = total debt / stockholder’s equity	11.5	12.6

Net Finance Receivables and Operating Leases	Managed Receivables
	On-Balance	Off-Balance
	Sheet	Sheet	Total
		(in billions)
September 30, 2005
Retail installment	$68.2	$18.8	$87.0
Wholesale	19.1	16.2	35.3
Other finance receivables	4.9	0.0	4.9
Net investment in operating leases	22.2	0.0	22.2

Total net finance receivables and operating leases	$114.4	$35.0	$149.4

December 31, 2004
Retail installment	$81.7	$16.7	$98.4
Wholesale	23.8	18.9	42.7
Other finance receivables	5.3	0.0	5.3
Net investment in operating leases	21.9	0.0	21.9

Total net finance receivables and operating leases	$132.7	$35.6	$168.3

*	Includes securitized funding from discontinued operations
**	Includes retained interest in securitized receivables from discontinued operations